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NBD BANK, N.A.
ONE INDIANA SQUARE, SUITE 322
INDIANAPOLIS, IN  46266-0322

JUDY K. WOLF
VICE PRESIDENT
317-266-5189
317-266-7859 (FAX)

                                                               November 13, 1996
Chip Voigt
Fundex Games, Ltd.
P.O. Box 22128
Indianapolis, IN 46222

Dear Chip:

I am pleased to advise you that NBD Bank, N.A. ("NBD") has approved a request for a $4,000,000 working capital facility to Fundex Games, Ltd. ("FUNDEX") subject to the following terms and conditions:

                                CREDIT FACILITY

$4,000,000 Line of Credit to include issuance of Commercial Letters of Credit, Stand-by Letters of Credit and Bankers Acceptances not to exceed $2,000,000.

PURPOSE: To fund working capital needs and provide letters of credit for product acquisition.


 PRICING:  LINE OF CREDIT
           At Borrower's Option subject to performance:


           Total Liabilities      Interest Rate                LIBOR Option
           -----------------      -----------------------      ---------------
           EBITDA
           Over 4.0:1.0            Prime + 1/4%                LIBOR + 275 bps
           Between 2.0:to 3.9:1.0  Prime 1/8%                  LIBOR + 250 bps
           Under 2.0:1.0           Prime                       LIBOR + 225 bps


            (1) Total Liabilities to include capitalized lease obligations and outstanding commercial letters of credit and stand-by letters of credit.

            (2) EBITDA defined as operating income before interest expense, taxes plus non-cash expenses including depreciation and amortization expenses.

            (3) Prime rate will be NBD Bank Prime Rate, subject to change daily.

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            (4)  LIBOR rate option will apply to adjusted LIBOR
                 (30, 60, or 90 day option)plus the applicable margin. Advances to be in an amount not less than $500,000, and in $100,000 increments thereof. The maximum number of notes outstanding at any one time will not exceed five (5) notes. LIBOR rates are locked in for period specified. No prepayment on LIBOR based advance.

            (5) CALCULATION: To be derived from a rolling four quarters beginning with the most recent quarter ended. The adjusted rate will go into effect at the beginning of the quarter following the reporting date. For example, at the end of first quarter ended 3/31/97, the T/L to EBITDA is 1.8:1.0. The financial information (10Q) is received May 15th. The rate would be Prime or LIBOR plus 225 basis points for new advances beginning 7/1/97.


PRICING:   COMMERCIAL LETTERS OF CREDIT (C/L/CA)
           1/8% at issuance, 1/8% at draw.

           STAND-BY LETTERS OF CREDIT (S/L/CS)
           Standard issuance fees plus 1% per annum.

           BANKERS ACCEPTANCES (BAS)
           Standard issuance fees plus 1.5% per annum.

FEE: 1/2% of Commitment amount ($20,000 to be paid $10,000 upon acceptance and $10,000 at closing.) Payment of all out of pocket expenses to include all legal expenses and Initial field audit expense (not to exceed $500).

MATURITY:  LINE OF CREDIT:
           December, 1997. (12 Months from closing date). Interest payable monthly, outstanding principal balance due at maturity.

           C/L/CS, S/L/CS & BAS
           Expiring no later than one year after issuance.

BORROWING  The balance outstanding at any one time will be limited to:
BASE: the lesser of $4,000,000 or 80% of ELIGIBLE ACCOUNTS RECEIVABLE and 40% of Inventory (Raw Materials and Finished Goods) not to exceed a total Inventory reliance of $750,000, stepping up to $1,000,000 for 90 days during peak cycle.

           ELIGIBLE ACCOUNTS RECEIVABLE will include accounts from satisfactory debtors and exclude: (1) accounts over 90 days past due. (2) accounts where 25% or more of the balance is more than 90 days from date of invoice and (3) accounts deemed ineligible by NBD.

SECURITY:  (1) First Perfected Security Interest in Accounts Receivable and
               Inventory.
           (2) Assignment of Key Man Life Insurance on Carl E. Voigt III in the amount of $500,000,
           (3) Assignment of Key Man Life Insurance on Carl E. Voigt IV in the amount of $500,000.

GUARANTOR: None.


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PRINCIPAL COVENANTS: To be tested on a quarterly basis.

              (1)    Total Liabilities to Tangible Net Worth not to exceed
                     1.00:1.00.
              (2)    Tangible Net Worth not less than $5,000,000.
              (3)    Cash Flow Coverage Ratio not less than 1.50:1.00.
              (4)    Current Ratio not less than 2.00:1.00.
              (5)    Working Capital not less than $1,000,000.
              (6)    Annual 30 day Cleanup Period.
              (7)    Maintain primary Depository Accounts with NBD Bank.
              (8)    No loans or advances without NBD Bank consent.
              (9)    No Liens on Inventory and accounts.
              (10) No mergers or acquisitions in an aggregate amount of $1,000,000 without NBD Bank consent.
              (11)   No change in senior management.

              TANGIBLE NET WORTH: Stockholder's Common Equity and Preferred Stock, less Treasury Stock, Goodwill and other Intangible Assets. CASH FLOW COVERAGE RATIO: Earnings before Interest, Taxes, Depreciation and Amortization less Dividends divided by Annual Principal plus Interest, Outstanding L/Cs, and Capital Leases.

SERVICING REQUIREMENTS:
              (1) Annual audited financial statements and 10K, within 90 days of each fiscal year end.
              (2) Quarterly 100 financial statements within 45 days of each month end.
              (3) Monthly internally prepared financial statements within 30 days of each month end.
              (4) Monthly Borrowing Base Certificate within 30 days of each month end.
              (5) Monthly Accounts Receivable Aging and Listing within 30 days of each month end.

CONDITIONS PRECEDENT:
              (1) Successful IPO, defined as a minimum $6/share, fully subscribed offering grossing no less than $6,000,000 in new capital.
              (2)  Satisfactory field audit.
              (3)  Satisfactory Due Diligence.

Please acknowledge receipt and acceptance of this commitment and return the signed letter to me, together with a check made payable to NBD Bank, N.A. in the amount of $10,000 on or before Friday, November 15, 1996.

Sincerely,


/s/ Judy K. Wolf

Judy K. Wolf


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The undersigned represents and warrants to NBD Bank, N.A. that he has full authority to bind the Borrower to the terms and conditions of this agreement.

ACCEPTED AND APPROVED ON November ,1996.

FUNDEX GAMES, LTD.


/s/ Carl E. Voigt, IV
-----------------------
Carl E. Voigt, IV President

/s/ Carl E. Voigt, III
-----------------------
Carl E. Voigt, III
Executive Vice President



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